Exhibit 10.1
FORM OF TRANSACTION AND REGISTRATION RIGHTS AGREEMENT
          THIS TRANSACTION AND REGISTRATION RIGHTS AGREEMENT is made and entered into as of January 30, 2011, by and among Ternium S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Company”), Techint Holdings S.àr.l., a private limited liability company (société à responsabilité limitée) continued under the laws of the Grand-Duchy of Luxembourg (formerly I.I.I. Industrial Investments Inc., a company organized under the laws of the Cayman Islands) (“Techint”), Usiminas Europa A/S, an aktieselskaber organized under the laws of Denmark (“Usiminas Sub”), and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Usiminas Parent” and, together with Usiminas Sub, “Usiminas”).
          WHEREAS, Usiminas Sub is the owner of 285,731,726 Ordinary Shares (the “Usiminas Shares”);
          WHEREAS, Usiminas Parent and Techint are parties to that certain Shareholders’ Agreement, dated as of July 20, 2005 (the “Shareholders’ Agreement”), which provides for certain restrictions on the transferability of the Usiminas Shares, including a right of first refusal granted in favor of Techint with respect to any sales or transfers of the Usiminas Shares, subject to the conditions specified therein;
          WHEREAS, Usiminas Sub desires to sell all or a portion of the Usiminas Shares in an underwritten public offering registered with the SEC;
          WHEREAS, Usiminas Parent and Techint have engaged in negotiations over several months concerning the waiver of Techint's right of first refusal in connection with any such sale of Usiminas Shares and this Agreement is being entered into as a result of such negotiations;
          WHEREAS, Techint agrees to waive its right of first refusal, granted pursuant to Section 4.02 of the Shareholders’ Agreement, but only subject to the terms and conditions set forth in this Agreement, to permit the sale of the Usiminas Shares in an underwritten public offering registered with the SEC and in certain other circumstances, as expressly provided in this Agreement; and
          WHEREAS, to facilitate Usiminas’ desire to effect an underwritten public offering of the Usiminas Shares and considering that such orderly manner of effecting a sale of a significant portion of the Company’s share capital is in the best interests of the Company and its shareholders as a whole, the Company is willing to grant Usiminas certain registration rights on the terms and conditions set forth in this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     Section 1. Certain Definitions.
          In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
          “ADSs” means the American Depositary Shares of the Company, each representing the right to receive ten Ordinary Shares of the Company.
          “Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” means this Transaction and Registration Rights Agreement, including all amendments, modifications and supplements and any annexes, exhibits or schedules to any of the foregoing, and shall refer to this Transaction and Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
          “Authorized Agent” has the meaning set forth in Section 11(e).

          “Company” has the meaning set forth in the introductory paragraph to this Agreement.
          “Confidentiality Agreement” means the Confidentiality Agreement, dated January 17, 2011, between Usiminas Parent and the Company.
          “Demand Registration” has the meaning set forth in Section 6(a).
          “Demand Registration Deadline” has the meaning set forth in Section 6(a).
          “Demand Registration Statement” has the meaning set forth in Section 6(a).
          “Designated Subsidiary” means, (a) in the case of Techint, any subsidiary of Techint other than the Company and the Company’s subsidiaries and (b) in the case of the Company, any subsidiary of the Company, in each case as designated by the Company or Techint, as applicable, in the Purchase Election Notice or by written notice to Usiminas.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Form F-3” means a registration statement on Form F-3 under the Securities Act or such successor forms of the SEC permitting registration of securities under the Securities Act.
          “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
          “Ordinary Shares” means the Company’s ordinary shares, with a par value of U.S.$1.00 per share.
          “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
          “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
          “Purchase Agreement” refers to an agreement, substantially in the form attached to this Agreement in Annex B, to be entered into by the Company (or any Designated Subsidiary) and/or Techint (or any Designated Subsidiary) and Usiminas in accordance with Section 3.
          “Purchase Condition” has the meaning set forth in Section 3(a)(iv).
          “Purchase Election” has the meaning set forth in Section 3(a).
          “Purchase Election Fee” has the meaning set forth in Section 4(b).
          “Purchase Election Notice” has the meaning set forth in Section 3(a)(ii).
          “Purchase Election Shares” has the meaning set forth in Section 3(a).
          “Registrable Shares” means (i) the Usiminas Shares (other than those that are subject to a Purchase Election) and (ii) any securities issued by the Company after the date of this Agreement, but prior to completion of an underwritten offering or sale as permitted by this Agreement, in respect of the Usiminas Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case including in the form of Ordinary Shares or ADSs.

          “Registration Statement” means any registration statement of the Company filed with the SEC which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
          “ROFR Waiver Termination Date” has the meaning set forth in Section 2(b).
          “SEC” means the United States Securities and Exchange Commission or any successor agency.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shareholders’ Agreement” has the meaning set forth in the recitals to this Agreement.
          “Suspension Period” has the meaning set forth in Section 7.
          “Techint” has the meaning set forth in the introductory paragraph to this Agreement.
          “Termination Date” has the meaning set forth in Section 6(e)(i).
          “Transaction Expenses” has the meaning set forth in Section 9(a).
          “Underwriters” has the meaning set forth in Section 6(d).
          “Underwriting Agreement” has the meaning set forth in Section 3(b)(i).
          “underwritten offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public at a fixed price.
          “Usiminas” has the meaning set forth in the introductory paragraph to this Agreement.
          “Usiminas Parent” has the meaning set forth in the introductory paragraph to this Agreement.
          “Usiminas Shares” has the meaning set forth in the recitals to this Agreement.
          “Usiminas Sub” has the meaning set forth in the introductory paragraph to this Agreement.
In addition to the above definitions, unless the context requires otherwise:
     (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
     (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
     (iii) references to “Section” are references to Sections of this Agreement;
     (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;
     (v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and

     (vi) references to “dollars”, “U.S.$” and “$” mean the legal tender of the United States of America.
     Section 2. Waiver of Right of First Refusal; Shareholders’ Agreement.
     (a) In consideration for the payment of the fees pursuant to Section 4 below, Techint hereby waives its right of first refusal under Section 4.02 of the Shareholders’ Agreement with respect to the Usiminas Shares, but only in connection with (i) the offer and sale of Usiminas Shares in an underwritten offering conducted pursuant to a Demand Registration contemplated by this Agreement, (ii) any sale of Usiminas Shares pursuant to Section 3 below, and (iii) subsequent to the consummation of the sale of Usiminas Shares in an underwritten offering conducted pursuant to a Demand Registration contemplated by this Agreement and subject to reasonable advance notice and prior consultation with the Company, any sale of Usiminas Shares to any Person in open market transactions constituting “brokers’ transactions” as defined in Rule 144 under the Securities Act, provided that the number of ADSs (including an equivalent number of ADSs in the case of sales of Ordinary Shares) sold in reliance on this clause (iii) on any day may not exceed 22.5% of the average daily reported volume of trading of the ADSs on the New York Stock Exchange during the week preceding the week in which such sale occurs.
     (b) If an underwriting agreement relating to an underwritten offering has not been entered into by Usiminas, the Company and the underwriters by March 31, 2011 (the “ROFR Waiver Termination Date”), as that date may be extended pursuant to Section 6 below, and thereafter completed, the waiver of Techint’s right of first refusal and the other provisions of paragraph (a) above shall terminate and be of no force and effect, and any subsequent proposed sale or transfer of the Usiminas Shares shall be fully subject to Techint’s right of first refusal and the other provisions of the Shareholders’ Agreement as though this Agreement had never become effective. For the avoidance of doubt, the parties acknowledge and agree that any future proposed sale or transfer of Usiminas Shares (whether in one or more private transactions, capital market offering, other market transaction or otherwise) shall be subject to Techint’s right of first refusal under Section 4.02 of the Shareholders’ Agreement, except to the extent expressly waived by Techint pursuant to the terms and subject to the conditions of this Agreement.
     (c) Upon completion of an underwritten offering of some or all of the Registrable Shares, any and all rights of Usiminas under the Shareholders’ Agreement will cease to have any force or effect and Usiminas will be required to cause any members of the Board of Directors of the Company appointed by, or at the request of Usiminas, in accordance with the Shareholders’ Agreement, to tender their resignation. For the avoidance of doubt, the parties agree that the rights of Techint, pursuant to the Shareholders’ Agreement, will continue to have full force and effect upon completion of any underwritten offering of Registrable Shares. Notwithstanding the foregoing, if at any time on or after September 30, 2011, Usiminas maintains a participation in excess of 5% in the share capital of the Company and informs Techint that it is no longer interested in disposing of that remaining participation, then Usiminas’ rights under the Shareholders’ Agreement shall be reinstated; provided, however, that unless Usiminas’ participation in the share capital of the Company at that time represents 10% or more of the Company’s share capital, Usiminas shall only be entitled to nominate one member to the Company’s board of directors at any subsequent annual shareholders’ meeting.
     Section 3. Company and/or Techint Election to Purchase Usiminas Shares.
     (a) In connection with any Demand Registration, including a replacement Demand Registration, the Company and/or Techint may (but shall not be obligated to) elect to purchase or cause any Designated Subsidiary to purchase Usiminas Shares in a number not to exceed 50% of the aggregate number of Usiminas Shares for an aggregate purchase price of not less than $250 million (any such election, a “Purchase Election,” and the Usiminas Shares to be purchased pursuant thereto, the “Purchase Election Shares”). Any Purchase Election made by the Company or Techint:
     (i) shall be expressed in terms of an aggregate dollar purchase price;
     (ii) shall be made by giving written notice to Usiminas (which shall be given jointly by the Company and Techint, irrespective of whether one or both of them are making a Purchase Election) in substantially the form of Annex A hereto (such notice, the “Purchase Election Notice”), not later than one business day prior to the expected public announcement of the underwritten offering being made pursuant to the Demand Registration;
     (iii) shall be irrevocable for 15 business days (but may be withdrawn, in the sole discretion of the Company and Techint, for any cause, or without cause, at any time thereafter); and
     (iv) shall reflect the Company and/or Techint’s commitment to purchase or to cause any Designated Subsidiary to purchase the Purchase Election Shares at a purchase price per Purchase Election Share equal to one tenth of the public offering price per ADS in the underwritten offering made pursuant to the Demand Registration; provided that (a) each of the Company’s and Techint’s commitment shall be subject to the condition that the public offering price per ADS in the underwritten offering made pursuant to the relevant Demand Registration not exceed 120% (excluding transaction costs and expenses) of the average of the closing prices of the ADSs on the New York Stock Exchange during the most recent five trading days prior to (but excluding) the day of the public announcement of the underwritten offering, and (b) the Company’s commitment shall be further subject to the condition that the public offering price per ADS in the underwritten offering made pursuant to the relevant Demand Registration not exceed 125% (excluding transaction costs and expenses) nor be lower than 75% (excluding transaction costs and expenses), in each case, of the average of the closing prices of the ADSs on the New York Stock Exchange during the most recent five trading days prior to (but excluding) the date on which the underwritten offering is priced (the “Purchase Condition”).
     (b) If (x) the Company and/or Techint makes a Purchase Election in connection with a Demand Registration and (y) the Purchase Condition is satisfied or waived by the Company and/or Techint, as applicable, then the Company (or a Designated Subsidiary) and/or Techint (or a Designated Subsidiary), as applicable, as buyer, and Usiminas, as seller, shall each execute, deliver and perform a Purchase Agreement in substantially the form attached to this Agreement as Annex B, subject to the following terms and conditions:
     (i) The Purchase Agreement shall be executed and delivered by the parties, and shall become effective, only upon the effectiveness of the underwriting agreement (the “Underwriting Agreement”) by and among the Company, Usiminas and the Underwriters, relating to the underwritten offering made pursuant to the Demand Registration.
     (ii) The purchase price per Usiminas Share under the Purchase Agreement shall be equal to one tenth of the public offering price per ADS in the underwritten offering made pursuant to the Demand Registration.
     (iii) The aggregate number of Usiminas Shares to be purchased and sold under the Purchase Agreement shall be equal to the dollar amount specified in the Purchase Election Notice divided by the purchase price per Usiminas Share determined pursuant to clause (ii) above (subject to appropriate adjustments, if any, for fractional shares).
     (iv) The closing date for the purchase and sale of the Ordinary Shares pursuant to the Purchase Agreement shall be the scheduled closing date as set forth in the Purchase Election Notice (which shall be the same date as the first closing date of an underwritten offering made pursuant to a Demand Registration).
     (v) The Purchase Agreement shall terminate and be of no further effect if the first closing under the Underwriting Agreement shall not occur on the originally scheduled date therefor (as the same may be extended upon default by one or more underwriters in accordance with the terms of the Underwriting Agreement).
          Section 4. Fees. (a) In consideration of the waiver provided by Techint in Section 2 above Usiminas agrees to pay to Techint, or any Designated Subsidiary, a fee in the amount of U.S.$13,000,000 on the first closing date of an underwritten offering made pursuant to a Demand Registration (and subject to such closing taking place) regardless of the number of Usiminas Shares sold thereunder. If the underwritten offering of Usiminas Shares pursuant to the Demand Registration is postponed in accordance with Section 6(e), then in connection with any subsequent underwritten offering of Usiminas Shares made in connection with the replacement Demand Registration contemplated by Section 6(e), a fee in the amount of U.S.$13,000,000 shall be immediately due and payable to Techint (or any Designated Subsidiary) upon the public announcement of the underwritten offering (for the avoidance of doubt whether or not such offering is priced or completed and whether or not the Company or Techint has made a Purchase Election).
     (b) Usiminas further agrees to pay Techint, or any Designated Subsidiary, and/or the Company, or any Designated Subsidiary, in such proportion and to such bank accounts as shall be indicated in the Purchase Election Notice, a fee in the aggregate amount of U.S.$17,000,000 (the “Purchase Election Fee”) on the first closing date of an underwritten offering made pursuant to a Demand Registration (subject to such closing taking place) regardless of the number of Usiminas Shares sold thereunder; provided, that the Purchase Election Fee shall not be payable if neither the Company nor Techint has made a Purchase Election or if the purchase and sale of Usiminas Shares pursuant to an effective Purchase Agreement is not consummated as a result of a breach by the Company (or the relevant Designated Subsidiary) or Techint (or the relevant Designated Subsidiary) thereunder. If the underwritten offering of Usiminas Shares pursuant to the Demand Registration is postponed in accordance with Section 6(e), then in connection with any subsequent underwritten offering of Usiminas Shares made in connection with the replacement Demand Registration contemplated by Section 6(e), a fee equal to U.S.$17,000,000 shall be payable on the first closing date of the underwritten offering made pursuant to the replacement Demand Registration (subject to such closing taking place) regardless of the number of Usiminas Shares sold thereunder, provided, that the Purchase Election Fee shall not be payable if neither the Company nor Techint has made a Purchase Election or if the purchase and sale of Usiminas Shares pursuant to an effective Purchase Agreement is not consummated as a result of a breach by the Company (or the relevant Designated Subsidiary) or Techint (or the relevant Designated Subsidiary) thereunder.
          Section 5. Disclosure. The parties agree to coordinate public disclosures regarding the transactions contemplated by this Agreement, which public disclosure shall be made not later than contemporaneously with the commencement by underwriters of solicitations of potential purchasers or the extension of invitations to a “road show” or similar marketing event. Each party will provide the other a reasonable opportunity to comment on any draft press release or other communication or filing regarding this Agreement and related transactions, and will not make any disclosure to which the other party reasonably objects, unless such disclosure is mandated by law, rule or regulation, as confirmed by a written opinion of reputable external counsel to such party qualified to practice law in the relevant jurisdiction.
          Section 6. Demand Registration.
     (a) Right to Request Registration. Subject to the provisions of this Section 6, at any time prior to February 28, 2011 (the “Demand Registration Deadline”), Usiminas may request that the Company file a registration statement under the Securities Act for the resale of all or part of the Registrable Shares (a “Demand Registration”). Any such Demand Registration shall be made substantially in the form of Annex C. Subject to Sections 7 and 8 below, (i) the Company shall file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered pursuant to this Section 6(a) (a “Demand Registration Statement”) within two (2) business days after Usiminas’ request therefor (or thirty (30) business days after Usiminas’ request therefor in the case of any replacement Demand Registration hereunder) and (ii) if the Demand Registration Statement does not become automatically effective upon filing, the Company agrees to use commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter.
     (b) If, at the time a demand is made pursuant to paragraph (a) above, the Company is eligible to file a Form F-3 available to well-known seasoned issuers (as defined in Rule 405 promulgated under the Securities Act), then the Demand Registration Statement shall be filed on such Form F-3, and if the Company is not so eligible at the time such demand is made but is eligible to file a registration statement on Form F-3, then such Registration Statement shall be on a Form F-3 available to issuers other than well-known seasoned issuers.
     (c) Number of Demand Registrations. Subject to the provisions of this Section 6 and Section 7 below, Usiminas shall be entitled to request one (1) Demand Registration under this Agreement. A registration request shall not count as a Demand Registration unless and until a registration statement permitting the resale of the Usiminas Shares has become effective.
     (d) Underwritten Offerings. The Registrable Shares covered by the Demand Registration must be sold in an underwritten offering. Usiminas shall have the right to select the managing underwriter (currently expected to be J.P. Morgan Securities LLC) to lead the offering, which firm shall be the sole global coordinator, the “lead left”

bookrunner, the stabilization agent and the representative of the underwriters. Subject to Usiminas’ consent, which consent shall not be unreasonably withheld, the Company shall have the right to select one other reputable financial institution to act as an underwriter in connection with the underwritten offering (it being agreed that Usiminas shall not withhold its consent to the appointment of Citigroup Global Markets Inc. if the Company were to select such entity to act in such capacity) (the managing underwriter selected by Usiminas, together with the underwriter selected by the Company and any other underwriter(s) that may participate in connection with the underwritten offering, collectively the “Underwriters”). Usiminas agrees that the Underwriters will consult with the Company in connection with the allocation of Usiminas Shares to investors in the underwritten offering.
     (e) Effective Period of Demand Registrations.
          (i) The Company shall use commercially reasonable efforts to keep the Demand Registration Statement effective until April 30, 2011, or until such earlier time when an underwritten offering of some or all of the Registrable Shares has been completed; provided that, subject to Section 8 below, if an offering pursuant to a Demand Registration made prior to the Demand Registration Deadline is not priced by March 31, 2011 (the “Termination Date”), the Company may (but need not) withdraw any Registration Statement that has been filed and Usiminas shall have no further registration rights hereunder (whether or not the Registration Statement has been withdrawn), unless such pricing shall not have occurred by the Termination Date because of, in the reasonable judgment of all of the Underwriters (including the Underwriter selected by the Company), the existence of adverse market conditions that would prevent or materially impair the underwritten offering. In the event that the underwritten offering is delayed due to adverse market conditions in accordance with the immediately preceding sentence, Usiminas shall be entitled to one replacement Demand Registration (which shall be subject to all of the provisions of this Agreement), and the Demand Registration Deadline and Termination Date shall be extended to (x) in the case of the Demand Registration Deadline, August 31, 2011 and (y) in the case of the Termination Date, September 30, 2011.
          (ii) If the Company shall withdraw any Demand Registration pursuant to Section 7 below before April 30, 2011, and before an underwritten offering of some or all of the Registrable Shares has been completed, then, subject to the other provisions of this Agreement, Usiminas shall be entitled to a replacement Demand Registration with respect to the unsold Registrable Shares, provided that the Demand Registration Deadline and Termination Date shall be extended to (i) in the case of the Demand Registration Deadline, the date that is fifteen (15) days after the expiration of the Suspension Period and (ii) in the case of the Termination Date, the date that is thirty (30) days after such extended Demand Registration Deadline.
          (iii) A Demand Registration shall not count against the single demand registration provided in Section 6(a) if (x) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to Usiminas or its Affiliates (which for the avoidance of doubt shall not include the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the underwritten offering of Registrable Shares, (y) pursuant to Section 8(d) below, Usiminas (and any other Persons making offers and sales of Registrable Shares) is required by agreement with the Company or Techint or by applicable law to discontinue offers and sales of Registrable Shares and use of the Prospectus or (z) the conditions specified in the related underwriting agreement relating to the underwritten offering are not satisfied or waived for any reason attributable to the Company or its subsidiaries. In such event, the Demand Registration Deadline and Termination Date shall be extended to (A) in the case of the Demand Registration Deadline, the date that is fifteen (15) days after (x) the elimination of any such stop order, injunction or other order or restriction, (y) the delivery of a supplemental or amended Prospectus as contemplated by Section 8(a)(vi) for use in connection with offers and sales of Registrable Shares or (z) the closing date of such underwritten offering, as the case may be, and (B) in the case of the Termination Date, the date that is thirty (30) days after such extended Demand Registration Deadline.

     Section 7. Suspension Periods.
     (a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with the Demand Registration or (ii) prior to the pricing of the underwritten offering of Registrable Shares pursuant to the Demand Registration, delay such underwritten offering (and, if it so chooses, it may (but need not) withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) if the Company reasonably determines (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries, taken as a whole, or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 7 is herein called a “Suspension Period”. If pursuant to this Section 7 the Company delays or withdraws the Demand Registration Statement requested by Usiminas, Usiminas shall be entitled to withdraw the related request for a Demand Registration and, if it does so, such request shall not count against the single Demand Registration provided for in Section 6(a) and the Demand Registration Deadline and Termination Date shall be extended to (A) in the case of the Demand Registration Deadline, the date that is fifteen (15) days after the expiration of the Suspension Period and (B) in the case of the Termination Date, the date that is thirty (30) days after such extended Demand Registration Deadline; provided that, if at the date of filing of a registration statement pursuant to a Demand Registration subsequent to a Suspension Period or pursuant to any replacement Demand Registration hereunder, the Company shall not at such time be a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act), then the Termination Date shall be extended to the date that is thirty (30) days after the effectiveness of the applicable registration statement. The Company shall provide prompt written notice to Usiminas of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 7), including the reasons therefor, provided that the Company shall in no event be required to disclose confidential, proprietary or commercially sensitive information. Usiminas shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. No Suspension Period shall be in effect for longer than reasonably necessary in connection with the Company’s determination pursuant to clauses (x) or (y) above.
     Section 8. Registration Procedures.
     (a) When Usiminas requests a Demand Registration, the Company shall use commercially reasonable efforts to effect, as soon as reasonably practicable as provided herein, the registration of such Registrable Shares for sale in an underwritten offering, and, pursuant thereto, the Company shall, as soon as practicable as provided herein:
          (i) subject to the other provisions of this Agreement, prepare and file with the SEC a Registration Statement in compliance with the Securities Act with respect to such Registrable Shares and use reasonable best efforts to cause such Registration Statement to become effective (unless it becomes automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to Usiminas and the underwriters copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and one set of the exhibits incorporated by reference, and Usiminas and the managing underwriter and their respective counsel shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and Usiminas and the managing underwriter shall have the opportunity to object to any information pertaining to Usiminas or the underwriters, respectively, that is contained therein and the Company will make the corrections reasonably requested by Usiminas and the managing underwriter with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;
          (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and use commercially reasonable efforts to keep such

Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Registrable Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
          (iii) use commercially reasonable efforts to obtain as soon as possible the withdrawal of any order suspending the effectiveness of any Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;
          (iv) deliver such number of copies of the preliminary and final Prospectus and any supplement thereto as Usiminas and the managing Underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares of Usiminas covered by such Registration Statement during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered; provided, however, that in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof the notice required under Rule 173 of the Securities Act) in connection with the offering or sale of the Registrable Shares at any time more than nine months after the date of the Underwriting Agreement, the costs of such preparation and furnishing of such amended or supplemented prospectus shall be borne by the Underwriters;
          (v) use its commercially reasonable efforts to qualify the Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the representative of the Underwriters shall reasonably request and shall continue such qualifications in effect so long as required for distribution of the Registrable Shares; provided that the Company shall not be required to (w) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (x) file any general consent to service or process in any such jurisdiction, (y) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (z) qualify the Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the date of the Underwriting Agreement;
          (vi) promptly notify Usiminas and the managing underwriter at any time when, in the opinion of counsel to the Underwriters, a Prospectus relating thereto would be required under the Securities Act to be delivered by such underwriter, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of Usiminas and the managing Underwriter, the Company shall prepare, as soon as practicable, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (vii) enter into an underwriting agreement in form and substance satisfactory to the parties thereto, and take all such other customary and reasonable actions as the managing underwriter of such offering, after consultation with the Company, may request in order to facilitate the disposition of such Registrable Shares (including making the Chief Financial Officer of the Company, upon reasonable prior notice and subject to reasonable scheduling, available at reasonable times and places to participate in “road-shows” that the Underwriters, including the Underwriter selected by the Company, determines are necessary to effect the offering);
          (viii) (w) make reasonably available, for inspection by the managing Underwriter of such offering and counsel acting for such managing Underwriter, such corporate documents and financial and other records of the Company and its subsidiaries as the Company and the managing Underwriter shall mutually agree, (x) cause the Company’s officers and employees to supply information reasonably requested by such managing Underwriter or counsel in connection with such offering, (y) use commercially reasonable efforts to make the Company’s independent accountants available for any such managing Underwriter’s due diligence and have them provide customary comfort letters to such Underwriters in connection therewith and (z) use commercially reasonable efforts to cause the Company’s counsel to furnish customary legal opinions and negative assurance letters to such Underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for Underwriters’ due diligence reviews and otherwise in accordance with the confidentiality agreement that such managing Underwriter shall have entered into with the Company prior to receiving access to any such records or other information (such confidentiality agreement to be on terms satisfactory to the Company); and provided, further, Usiminas acknowledges that, prior to the date of this Agreement, the Company has provided access to management and information consistent with the requirements of clauses (w) through (y) above.
          (ix) upon the sale of such Registrable Shares, use commercially reasonable efforts to cause all such Registrable Shares to be listed on the New York Stock Exchange;
          (x) continue to publish its financial results on a quarterly and annual basis and shall furnish or file them with the SEC, as the case may be, in compliance in all material respects with the Exchange Act and in a manner consistent with past practice, for at least twelve months beginning after the “effective date” (as defined in Rule 158) of the Registration Statement; and
          (xi) promptly notify Usiminas and the managing Underwriter:
     (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
     (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding Usiminas;
     (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
     (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.
     (b) If any Registrable Shares remain unsold by Usiminas following the completion of the underwritten offering contemplated hereby, the Company shall use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable Usiminas to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act on the terms and subject to the limitations set forth in this Agreement and the Shareholders’ Agreement.
     (c) The Company may, as a condition precedent to its obligations to effect the registration of Registrable Shares of Usiminas hereunder, require Usiminas and each Underwriter of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as shall be reasonably required to effect such registration of the Registrable Shares.
     (d) Usiminas agrees that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 8(a)(vi), Usiminas will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 8(a)(vi), and, if so directed by the Company, Usiminas will deliver to the Company all copies (if any), other than permanent file copies then in Usiminas’ possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.
     (e) Usiminas agrees that it will, as promptly as practicable, (i) notify the Company of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact regarding Usiminas or omits a material fact necessary to make the statements therein regarding Usiminas, in the light of the circumstances under which they were made, not misleading, and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such Prospectus.
     (f) Usiminas agrees that, in accordance with the terms of the Confidentiality Agreement, it will hold in strict confidence, and cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in strict confidence any nonpublic information received by them pursuant to this Agreement, including without limitation any nonpublic information included in any Registration Statement or Prospectus or any amendments or supplements thereto proposed to be filed with the SEC (until such registration statement or prospectus has been filed). This clause is not, and shall not be construed as, an agreement by any of the Company or Usiminas to limit the scope of such parties’ respective confidentiality obligations under the Confidentiality Agreement or to otherwise amend the terms thereof.
     (g) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither Usiminas nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent. It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto, or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 6 or 8 or otherwise in this Agreement, due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and commercially reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.
     Section 9. Transaction Expenses.
     (a) All reasonable and documented out-of-pocket expenses incident to the Company’s or Techint’s preparation, review, negotiation, execution, performance of, or compliance with, this Agreement, any Purchase Agreement or any other agreement (including the Underwriting Agreement), registration statement, prospectus, application or other document pursuant to or in connection with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees due to the Financial Industry Regulatory Authority, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the fees of the depositary for the Company’s ADSs (including the fees and disbursements of outside counsel for the depositary) and fees and disbursements of outside counsel for the Company and Techint (Sullivan & Cromwell LLP, Mitrani, Caballero, Rosso Alba, Francia, Ojam, Ruiz Moreno and Elvinger, Hoss & Prussen and other counsel previously notified to Usiminas), of the independent certified public accountants and of any other Persons retained by the Company or Techint in connection with this Agreement or the transactions contemplated hereby (all such expenses being herein called “Transaction Expenses”) shall be borne by Usiminas.
     (b) The obligation of Usiminas to bear the expenses described in Section 9(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended, and of whether the underwritten offering relating thereto is not announced, or is announced but not consummated; provided, however, that all Transaction Expenses that would not have been incurred but for the withdrawal of any Registration Statement solely at the request of the Company following commencement of a Suspension Period pursuant to Section 7 shall be borne by the Company.

     Section 10. Indemnification.
          (a) The Company shall indemnify, to the fullest extent permitted by law, Usiminas and each Person who controls Usiminas (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by Usiminas expressly for use therein.
          (b) In connection with any Registration Statement in which Usiminas is participating, Usiminas shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of Usiminas expressly for use therein. In no event shall the liability of Usiminas hereunder be greater in amount than the dollar amount of the proceeds received by Usiminas upon the sale, pursuant to the applicable Registration Statement, giving rise to such indemnification obligation.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent. An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one (1) local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two (2) rather than one (1). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, reasonably satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.
          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the closing of the offering conducted pursuant to a Demand Registration Statement but only with respect to offers and sales of Registrable Shares made in the offering conducted in connection with such Demand Registration Statement.

          (e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9(a) or 9(b) hereof had been available under the circumstances.
          Section 11. Miscellaneous.
          (a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) on the date of actual receipt if delivered by facsimile during the recipient’s normal business hours or on the recipient’s next business day after receipt if not received during the recipient’s normal business hours or (iii) on the third business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
          If to the Company:
Ternium S.A.
46a, Avenue John F. Kennedy — 2nd floor
L-1855 Luxembourg
Attention: Pablo D. Brizzio, CFO
Facsimile: +54 (11) 4018-2786
          with a copy (which shall not constitute notice) to:
Mitrani, Caballero, Rosso Alba, Francia, Ojam, Ruiz Moreno
Alicia Moreau de Justo 400, 3rd floor
C1107AAH — Buenos Aires
Argentina
Attention: Diego E. Parise
Facsimile: +54 (11) 4590-8601
and
Sullivan & Cromwell LLP
1701 Pennsylvania Avenue, N.W.
Washington, District of Columbia 20006-5805
United States
Attention: Robert S. Risoleo
Facsimile: +1 (202) 293-6330

          If to Techint:
Techint Holdings S.àr.l.
c/o Socominter S.A.
Zonamerica, Ruta 8 Km 17.5,
Edificio Beta, Of. 408,
Montevideo 91600
Uruguay
Attention: Juan Pablo Boo
Facsimile: +59 8 (2) 518-2290
          with a copy (which shall not constitute notice) to:
Techint Engineering Company Inc., Sucursal Buenos Aires.
Pje. della Paolera 299, 17th Floor
C1001ADA — Buenos Aires
Argentina
Attention: Héctor Alberto Zabaleta
Facsimile: +54 (11) 4018-2924
          If to Usiminas:
Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
Rua Professor José Vieira de Mendonça, 3011 — Engenho Nogueira
31310-260 — Belo Horizonte MG
Brazil
Attention: Ronald Seckelmann
Facsimile No.: +55 (31) 3499 8771
          with a copy (which shall not constitute notice) to:
Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 5th Floor
São Paulo — 04543-011
Brazil
Attention: Ricardo M. Gonzalez
Facsimile No.: +55 (11) 2504 4210
and
Tauil & Chequer Asociado a Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 6 th Floor
São Paulo — 04543-011
Brazil
Attention: Carlos Motta
Facsimile No.: +55 (11) 2504 4211
          (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          (c) Assignment. Except as otherwise provided in Section 3, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale.
          (d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, Techint and Usiminas any benefits, rights or remedies (except as specified in Section 10 hereof)..
          (e) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof other than Section 5-1401 of the New York General Obligations Law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Borough of Manhattan in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each of Usiminas Sub and Usiminas Parent hereby irrevocably appoints National Corporate Research, Ltd., with offices at the date hereof at 10 East 40th Street 10th Floor, New York, NY 10016, and each of the Company and Techint hereby irrevocably appoints CT Corporation, with offices at the date hereof at 111 Eighth Avenue 13th Floor, New York, NY 10011, as their respective authorized agent (each of National Corporate Research, Ltd. and CT Corporation, an “Authorized Agent”) for service of process in any suit, action or proceeding described above and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the parties hereto represents and warrants that its respective Authorized Agent has agreed to act as its agent for service of process, and each of the parties agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
          (g) Entire Agreement. This Agreement, together with all other agreements named herein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
          (h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company, Techint and Usiminas.
[Remainder of page intentionally left blank]

     In Witness Whereof, this Transaction and Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

TERNIUM S.A.
By:
Name:
Title:

By:
Name:
Title:

TECHINT HOLDINGS S.àr.l.
By:
Name:
Title:

By:
Name:
Title:

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS
By:
Name:
Title:

USIMINAS EUROPA A/S
By:
Name:
Title:

ANNEX A — FORM OF PURCHASE ELECTION NOTICE
[•], 2011
Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
Rua Professor José Vieira de Mendonça, 3011 — Engenho Nogueira
31310-260 — Belo Horizonte MG
Brazil
Attention: [________________________]
Facsimile No.: [____________________]
     Re: Transaction and Registration Rights Agreement— Purchase Election Notice
Ladies and Gentlemen:
     Reference is made to the Transaction and Registration Rights Agreement dated January [•], 2011 (the “Agreement”) by and among Ternium S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Company”), Techint Holdings S.àr.l., a private limited liability company (société à responsabilité limitée) continued under the laws of the Grand-Duchy of Luxembourg (formerly I.I.I. Industrial Investments Inc., a company organized under the laws of the Cayman Islands) (“Techint”), Usiminas Europa A/S, an aktieselskaber organized under the laws of Denmark (“Usiminas Sub”), and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Usiminas Parent” and, together with Usiminas Sub, “Usiminas”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.
     In connection with your Demand Registration of [•], 2011, the undersigned hereby give you notice of [the Company’s [and] | Techint’s] 1 election to purchase or cause any Designated Subsidiary to purchase Usiminas Shares as follows:

Commitment:	[The Company [and] | Techint] [2] commit to purchase or cause any Designated Subsidiary to purchase Usiminas Shares for an aggregate purchase price of U.S.$ [•] [3] at a purchase price per share equal to one tenth of the public offering price per ADS in the underwritten offering made pursuant to the above referred Demand Registration (such offering, hereinafter referred to as the “Public Offering”) [as follows:

	•	U.S.$ [•] in Usiminas Shares shall be purchased, or caused to be purchased, by the Company, and

[1]	Insert as appropriate.

[2]	Insert as appropriate.

[3]	Not to be lower than U.S. $250 million.

• U.S.$ [•] in Usiminas Shares shall be purchased, or caused to be purchased, by Techint.] [4]

Validity period:	[The Company’s [and] | Techint’s] [5] commitment to purchase or cause any Designated Subsidiary to purchase Usiminas Shares pursuant to this Purchase Election Notice shall be irrevocable until (and including) [•][6], 2011 (the “Purchase Commitment Expiration Date”).

[The Company [and] | Techint] [7] may withdraw [its | their respective] commitment[s] to purchase or cause any Designated Subsidiary to purchase Usiminas Shares pursuant to this Purchase Election Notice in [its | their] sole discretion, for any cause, or without cause, at any time following the Purchase Commitment Expiration Date.
     [The Company’s [and] | Techint’s] 8 commitment to purchase or cause any Designated Subsidiary to purchase Usiminas Shares pursuant to this Purchase Election Notice shall be subject to all other applicable terms and conditions set forth in the Agreement, including [(a)] [in the case of each of the Company and Techint’s commitment,] the condition that the public offering price per ADS in the Public Offering not exceed U.S.$ [•] 9 (i.e., 120% of the average of the closing prices of the ADSs on the New York Stock Exchange during the most recent five trading days prior to (but excluding) the day of the public announcement of such Public Offering), excluding transaction costs and expenses [and (b) [in the case of the Company’s commitment only,] the condition that the public offering price per ADS in the Public Offering not exceed 125% (excluding transaction costs and expenses) nor be lower than 75% (excluding transaction costs and expenses), in each case, of the average of the closing prices of the ADSs on the New York Stock Exchange during the most recent five trading days prior to (but excluding) the date on which the Public Offering is priced] (the “Purchase Condition”).
     As provided in Section 3(b) of the Agreement, if the Purchase Condition is satisfied, or waived by [the Company [and] | Techint] 10, then [the Company, or a Designated Subsidiary, [and] | Techint, or a Designated Subsidiary] 11, as buyer, and Usiminas, as seller, shall [each] 12 execute, deliver and perform a Purchase Agreement in substantially the form attached to the Agreement as Annex B subject to the terms and conditions described in the Agreement. The closing date for the purchase and sale of Usiminas Shares pursuant to such Purchase Agreement[s] shall be [•], 201113, which is the scheduled first closing date of the Public Offering.
     Further, we hereby give you notice that the fee required to be paid by Usiminas pursuant to Section 4(b) of the Agreement should be paid to [the Company[’s Designated Subsidiary [insert name of Designated Subsidiary], a [insert jurisdiction of organization of Designated Subsidiary] company,] [and] | Techint[’s Designated Subsidiary [insert name of Designated Subsidiary], a [insert jurisdiction of organization of Designated Subsidiary] company,]]14 [in the proportions and] 15to the account[s] set forth below, by wire transfer of immediately available funds:

[4]	Insert if both the Company and Techint elect to purchase Usiminas Shares.

[5]	Insert as appropriate.

[6]	Insert the date that is 10 business days following the launch of the Public Offering.

[7]	Insert as appropriate.

[8]	Insert as appropriate.

[9]	Insert amount resulting from multiplying (x) the average of the closing prices of the ADSs on the New York Stock Exchange during the most recent five trading days prior to (but excluding) the day of the public announcement of the underwritten offering times (y) 120%.

[10]	Insert as appropriate.

[11]	Insert as appropriate.

[12]	Insert if both the Company and Techint elect to purchase Usiminas Shares.

[13]	Insert scheduled first closing date of the Public Offering.

[14]	Insert as appropriate.

[15]	Insert if each of the Company and Techint are to collect a portion of the fee.

[Amount to be delivered to [the Company] [16]:	US$ [•]] [17]
Name of Bank:	[•]
City/ State of Bank:	[•]
ABA Number of Bank:	[•]
Name of Account:	[•]
Account Number at Bank:	[•]
Reference:	[•]

[Amount to be delivered to [Techint] [18]:	US$ [•]
Name of Bank:	[•]
City/ State of Bank:	[•]
ABA Number of Bank:	[•]
Name of Account:	[•]
Account Number at Bank:	[•]
Reference:	[•]] [19]
     [The Company [and] | Techint] 20 [have | has] designated [__________________], whose phone number is [•], [and [__________________], whose phone number is [•], respectively] as the person[s] you may contact to confirm the above wire instructions.

Very truly yours,

TERNIUM S.A.

By:

Name:
Title:

By:

Name:
Title:

TECHINT HOLDINGS S.àr.l.

By:

Name:
Title:

By:

Name:
Title:
Received and acknowledged for and on behalf of

[16]	If payable to a Designated Subsidiary, substitute with name of such Designated Subsidiary.

[17]	Insert if each of the Company and Techint are to collect a portion of the fee.

[18]	If payable to a Designated Subsidiary, substitute with name of such Designated Subsidiary.

[19]	Insert if each of the Company and Techint are to collect a portion of the fee.

[20]	Insert and/or substitute with name of applicable Designated Subsidiary as appropriate.

Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas

By:

Name:
Title:
Date:

Cc:	Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 5th Floor
São Paulo — 04543-011
Brazil
Attention: Ricardo M. Gonzalez
Facsimile No.: +55 (11) 2504 4210

and

Tauil & Chequer Asociado a Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 6 th Floor
São Paulo — 04543-011
Brazil
Attention: Carlos Motta
Facsimile No.: +55 (11) 2504 4211

ANNEX B — FORM OF PURCHASE AGREEMENT
     AGREEMENT (this “Agreement”), dated as of [•], 2011, between [•], a [•] (“[•]” or “Buyer”), [[•] (“[•]” or “Buyer’s Guarantor”)]1, Usiminas Europa A/S, an aktieselskaber organized under the laws of Denmark (“Usiminas Europa” or “Seller”) and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Usiminas Brazil”).
WITNESSETH:
     WHEREAS, Usiminas Europa is the owner of 285,731,726 ordinary shares with a par value of U.S.$1.00 per share (the “Shares”), of Ternium S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”);
     WHEREAS, Usiminas Europa and its parent company Usiminas Brazil, the Company’s majority shareholder Techint Holdings S.àr.l., and the Company have entered into that certain Transaction and Registration Rights Agreement, dated as of January [•], 2011 (the “Transaction and Registration Rights Agreement”), pursuant to which Techint Holdings S.àr.l. and the Company have agreed, among other things, to prepare and file, or caused to be prepared and filed, as applicable, a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) in connection with a public offering (the “Public Offering”) by Usiminas Europa of [•] ordinary shares of the Company in the form of American Depositary Shares (“ADSs”), each ADS representing 10 ordinary shares of the Company;
     WHEREAS, on [•], 2011, the Company filed a registration statement with the Commission in connection with the Public Offering and, on the date hereof, the Company, Usiminas Brazil and J.P. Morgan Securities LLC, as representative of the several underwriters, entered into a firm-commitment underwriting agreement (the “Underwriting Agreement”) pursuant to which Usiminas Brazil agreed, among other things, to cause Usiminas Europa to sell to the several underwriters listed in Schedule 1 thereto (the “Underwriters”) [•] ordinary shares of the Company (the “Public Offering Shares”) in the form of ADSs;
     WHEREAS, on the date hereof, the Public Offering was priced at a price per ADS of U.S.$ [•] (the “Public Offering Price”);
     WHEREAS, pursuant to Section 3(b) of the Transaction and Registration Rights Agreement, the parties hereto are entering into this Agreement pursuant to which, on the terms and subject to the conditions set forth herein, Usiminas Brazil shall cause Usiminas Europa to sell, and Usiminas Europa shall sell, to Buyer, and

[1]	If a Buyer is a Designated Subsidiary, then the Company or Techint, shall be a party to the agreement and provide the parent company guarantee contemplated in Article [_]

Buyer shall purchase from Usiminas Europa, [•] ordinary shares of the Company (the “Subject Shares”).
     NOW THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Transaction and Registration Rights Agreement. Such definitions shall be applicable to the singular as well as the plural forms of the terms defined.
     Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
ARTICLE 2
Purchase and Sale
     Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions set forth herein, Usiminas Brazil agrees to cause Usiminas Europa to sell, and Usiminas Europa agrees to sell, to Buyer, and Buyer agrees to purchase from Usiminas Europa, the Subject Shares, free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims or imperfections of any nature whatsoever (other than restrictions arising under securities laws and the Shareholders’ Agreement, which, in the latter case, shall have been waived in accordance with the Transaction and Registration Rights Agreement subject to the terms and conditions thereof), at an aggregate price of U.S.$ [•] (the “Purchase Price”). The parties hereto acknowledge and agree that the Purchase Price equals (i) one tenth of the Public Offering Price times (ii) the number of the Subject Shares.
     Section 2.02. Closing. The closing of the purchase and sale of the Subject Shares hereunder (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, United States of America, on the date of, and substantially simultaneously with, the delivery of the Public Offering Shares to the Underwriters pursuant to the Underwriting Agreement (the “Closing Date”), upon satisfaction of the conditions set forth in Article 5. At the closing on the Closing Date, each of the parties shall deliver to the other party the deliverables set forth in Article 6.

ARTICLE 3
Representations and Warranties of Buyer
     Buyer represents and warrants to each of Seller and Usiminas Brazil as of the date hereof that:
     Section 3.01. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate or equivalent powers of Buyer and have been duly authorized by all necessary corporate or other action on the part of Buyer. Buyer has duly and validly executed and delivered this Agreement, and, assuming proper execution and delivery of this Agreement by each of Seller and Usiminas Brazil, this Agreement constitutes a legal, valid and binding obligation of Buyer.
     Section 3.02. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, except for such actions or filings which, if not taken or made, would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 3.03. Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) violate the organizational documents or bylaws of Buyer or (ii) violate any law, statute, rule, code, regulation, ordinance, order, judgment or decree of, or issued by, any Governmental Entity that is binding upon or applicable to Buyer that, in the case of clause (ii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 3.04. Financing. Buyer has, or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the aggregate Purchase Price.
     Section 3.05. No Reliance; Access to Information. 2
     (a) Buyer acknowledges that it has relied solely on its own due diligence investigation of the Company and its Subsidiaries (including discussions with representatives of the Company and Buyer’s representatives and counsel for Buyer) in connection with the decision to purchase the Subject Shares pursuant to this Agreement, and not upon any information provided by

[2]	INCLUDE IF PARTY OTHER THAN THE COMPANY IS THE “BUYER.”

or on behalf of Usiminas Brazil or Seller in making the decision to purchase the Subject Shares. Buyer understands and acknowledges that neither Usiminas Brazil nor Seller nor any of their representatives, agents or attorneys is making or has made at any time any representations or warranties of any kind (either express or implied) with respect to Company or any of its subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects. Buyer also acknowledges that neither Usiminas Brazil nor Seller has made any warranties or representations with respect to the transactions contemplated by this Agreement other than its representations and warranties contained in Article 4.
     (b) Buyer acknowledges that it has access to, and is in possession of, information regarding the Company and its business that Buyer believes is necessary or appropriate in order to make its investment decision.
     Section 3.06. Investment Representations and Warranties. 3 Buyer is acquiring the Subject Shares from Seller for Buyer’s own account as principal and not with a view to distribution thereof in violation of the Securities Act. Buyer acknowledges that the Subject Shares have not been registered under the Securities Act or “Blue Sky” laws of any jurisdiction and that the transfer of the Subject Shares have been effectuated on the grounds that the original sale and the sale contemplated hereby were and are exempt from registration under the Act and other applicable state securities laws, and Buyer agrees that in the absence of such registration the Subject Shares will be sold or disposed of only pursuant to an exemption from such registration under the Act and such laws and in accordance with the terms of the documents governing the Subject Shares.
ARTICLE 4
Representations and Warranties of Usiminas Brazil and Seller
     Usiminas Brazil and Seller jointly and severally represent and warrant to Buyer as of the date hereof that:
     Section 4.01. Corporate Authorization. The execution, delivery and performance by each of Usiminas Brazil and Seller of this Agreement and the consummation by each of Usiminas Brazil and Seller of the transactions contemplated hereby are within the corporate powers of Usiminas Brazil and Seller and have been duly authorized by all necessary corporate action on the part of each of Usiminas Brazil and Seller. This Agreement constitutes a valid and binding agreement of each of Usiminas Brazil and Seller. Each of Usiminas Brazil and Seller has duly and validly executed and delivered this Agreement, and, assuming proper execution and delivery of this Agreement by Buyer, this Agreement constitutes a legal, valid and binding obligation of each of Usiminas Brazil and Seller.

[3]	INCLUDE IF PARTY OTHER THAN THE COMPANY IS THE “BUYER.”

     Section 4.02. Governmental Authorization. The execution, delivery and performance by each of Usiminas Brazil and Seller of this Agreement and the consummation by each of Usiminas Brazil and Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, except for such actions or filings which, if not taken or made, would not reasonably be expected to have a material adverse effect on the ability of any of Usiminas Brazil or Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 4.03. Non-contravention. The execution, delivery and performance by each of Usiminas Brazil and Seller of this Agreement and the consummation by each of Usiminas Brazil and Seller of the transactions contemplated hereby do not and will not (i) violate the organizational documents or bylaws of any of Usiminas Brazil or Seller or (ii) violate any law, statute, rule, code, regulation, ordinance, order, judgment or decree of, or issued by, any Governmental Entity that is binding upon or applicable to any of Usiminas Brazil or Seller Buyer that, in the case of clause (ii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any of Usiminas Brazil or Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     Section 4.04. Parent Company. Usiminas Brazil has, and at all times from the date hereof until the consummation of the purchase and sale of the Subject Shares hereunder on the Closing Date Usiminas Brazil shall have, absolute right, power and capacity to cause Seller to sell, assign, transfer and deliver the Subject Shares to Buyer in accordance with the terms hereof.
     Section 4.05. Ownership of the Subject Shares. Seller is, and at all times from the date hereof until the consummation of the purchase and sale of the Subject Shares hereunder on the Closing Date Seller shall be, the record, legal and beneficial owner of the Subject Shares, shall have valid title thereto, and shall have the absolute right, power and capacity to sell, assign, transfer and deliver the Subject Shares to Buyer, in each case free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements, claims or imperfections of any nature whatsoever (other than restrictions arising under securities laws and the Shareholders’ Agreement, which, in the latter case, shall have been waived in accordance with the Transaction and Registration Rights Agreement subject to the terms and conditions thereof).
     Section 4.06. Exclusivity of Representations and Warranties.4 The representations and warranties made by each of Usiminas Brazil and Seller in this Agreement are the only representations and warranties made by them with respect to this Agreement and the transactions contemplated hereby. Neither Usiminas Brazil nor Seller makes any representations or warranties of any kind (either express or implied) with respect to Company or any of its subsidiaries or their

[4]	INCLUDE IF PARTY OTHER THAN THE COMPANY IS THE “BUYER.”

respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects.
ARTICLE 5
Conditions to Closing
     Section 5.01. Conditions to Obligations of Buyer and Seller. The respective obligations of Buyer, on the one hand, and Usiminas Brazil and Seller, on the other, to consummate the Closing are subject to the satisfaction of the following conditions: (i) no Governmental Entity shall have enacted, issued, promulgated or enforced or entered any statute, rule, regulation, executive order, decree, injunction, temporary restraining order or any other order of any nature to the effect that the Public Offering or the transactions contemplated hereby may not be consummated as provided therein or herein; and (ii) the Public Offering Shares to be delivered pursuant to the Underwriting Agreement at the corresponding closing date thereunder shall have occurred or shall be occurring substantially simultaneously with the Closing hereunder.
     Section 5.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the purchase of the Subject Shares on the Closing Date is subject to the satisfaction, or waiver by Buyer, of the following conditions: (i) the representations and warranties of each of Usiminas Brazil and Seller contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date, and Buyer shall have received a certificate signed by duly authorized officers of each of Usiminas Brazil and Seller to the foregoing effect; (ii) Seller shall have delivered, or caused to be delivered, to Buyer the items referred to in Section 6.01 in form and substance reasonably satisfactory to Buyer; and (iii) Buyer shall have received the fees that Buyer is entitled to receive under Section 4 of the Transaction and Registration Rights Agreement as provided therein; provided, however, that Buyer may, at its sole election and in its sole discretion, elect, at the Closing, to deduct such fees from the Purchase Price, in which case (A) Buyer shall pay Seller an amount equal to the Purchase Price minus the amount of the fees required to be paid to Buyer under Section 4 of the Transaction and Registration Rights Agreement, and such payment shall be deemed to be a payment in full of the Purchase Price and (B) Usiminas Brazil and Seller shall be released from their obligation to pay the fees required to be paid to Buyer under Section 4 of the Transaction and Registration Rights Agreement.
     Section 5.03. Conditions to Obligation of Seller. The obligation of each of Usiminas Brazil and Seller to consummate the sale and delivery of the Subject Shares on the Closing Date is subject to the satisfaction, or waiver by each of Usiminas Brazil and Seller, of the following conditions: (i) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date, and Usiminas Brazil and Seller shall have received a certificate signed by a duly authorized officer of Buyer to the foregoing effect; and (ii) Buyer shall have paid the Purchase Price in accordance with Section 6.02.

ARTICLE 6
Closing Deliverables
     Section 6.01. Seller Closing Deliverables. At the Closing, Seller shall (i) deliver, or cause to be delivered, to Buyer a transfer instrument in the form attached as Exhibit A hereto executed by duly authorized officers or attorneys-in-fact of Seller, and such other letters, notices, acknowledgments, powers of attorney and other documents (whether of a like nature or not) as Buyer or the Company’s registrar may reasonably request in connection with the transfer of title of the Subject Shares or the registration of the transfer thereof, and (ii) take any other action as may be necessary or required for the purpose of consummating or registering the transfer of title to such Subject Shares to Buyer.
     Section 6.02. Buyer Closing Deliverables. At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the Purchase Price (net of any applicable withholding taxes, charges, fees, imposts, levies or other assessments) in cash by wire transfer of immediately available funds to an account designated in writing, at least three (3) business days prior to the Closing, by Seller to Buyer , it being understood, for the avoidance of doubt, that in the event that Buyer elects to exercise the option contemplated by the proviso of clause (iii) of Section 5.02, Buyer shall deliver, or cause to be delivered, to Seller an amount equal to the Purchase Price (net of any applicable withholding taxes, charges, fees, imposts, levies or other assessments) minus the amount of the fees required to be paid to Buyer under Section 4 of the Transaction and Registration Rights Agreement, and such payment shall be deemed to be a payment in full of the Purchase Price.
ARTICLE 7
Termination
     Section 7.01. Grounds for Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:
     (a) at any time prior to the Closing Date by unanimous written agreement of Buyer, Seller and Usiminas Brazil;
        (b) by Buyer, Seller or Usiminas Brazil if (i) at any time prior to the Closing Date any Governmental Entity shall have enacted, issued, promulgated or enforced or entered into any statute, rule, regulation, executive order, decree or injunction or any other order of any nature to the effect that the Public Offering or the transactions contemplated hereby may not be consummated as provided therein or herein and such statute, rule, regulation, executive order, decree or injunction or other order shall have become final and non-appealable (provided, in the case of orders, injunctions or similar restrictions, that they shall not have been issued or imposed for any reason attributable to the party that elects to terminate this Agreement pursuant to this Section 7.01(b)(i)) or (ii) the delivery of the Public Offering Shares to the Underwriters pursuant to the

Underwriting Agreement shall not have occurred by [_________], 20115 (the “Termination Date”) for any reason not attributable to the party that elects to terminate this Agreement pursuant to this Section 7.01(b)(ii);
     (c) by Buyer if:
        (i) at any time prior to the Closing Date, there shall be a breach of any representations or warranties of any of Usiminas Brazil or Seller in this Agreement that would have, individually or in the aggregate, a material adverse effect on the ability of any of Usiminas Brazil or Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; or
        (ii) the Closing shall not have occurred by the Termination Date, provided, that Buyer may not terminate this Agreement pursuant to this Section 7.01(c) if Buyer is in breach of this Agreement; and
     (d) by Usiminas Brazil or Seller if:
        (i) at any time prior to the Closing Date, there shall be a breach of any representations or warranties of Buyer in this Agreement that would have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis; or
        (ii) the Closing shall not have occurred by the Termination Date, provided, that neither Usiminas Brazil nor Seller may terminate this Agreement pursuant to this Section 7.01(d) if any of Usiminas Brazil or Seller is in breach of this Agreement.
     Section 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01 by any party hereto, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect (other than this Section 7.02, ARTICLE 8 (Indemnification), and ARTICLE 9 (Miscellaneous)), and there shall be no liability hereunder on the part of the parties hereto (or any of their respective stockholders, directors, officers, employees, agents, consultants or representatives) except for liability arising out of a breach of this Agreement.
ARTICLE 8
indemnification
     Section 8.01. Indemnification of Buyer. Usiminas Brazil and Seller shall jointly and severally indemnify Buyer against, and hold Buyer harmless from, any

[5]	INSERT DEADLINE FOR SETTLEMENT OF THE PUBLIC OFFERING.

and all losses, liabilities, costs, claims, damages and expenses (including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements) which Buyer may incur or suffer arising out of (i) any breach of or inaccuracy in any representation or warranty of any of Usiminas Brazil or Seller in this Agreement, or (ii) any breach of or failure to perform any of Usiminas Brazil’s or Seller’s obligations set forth in this Agreement.
     Section 8.02. Indemnification of Seller. Buyer shall indemnify Seller against, and hold Seller harmless from, any and all losses, liabilities, costs, claims, damages and expenses (including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements) which Seller may incur or suffer arising out (i) any breach of or inaccuracy in any representation or warranty of Buyer in this agreement or (ii) any breach of or failure to perform any of Buyer’s obligations set forth in this Agreement.
[ARTICLE [•]
Guarantee
     Section [•].01. Guarantee. Buyer’s Guarantor hereby irrevocably and unconditionally guarantees to Seller the full and punctual performance of Buyer’s payment obligations hereunder. If Buyer shall default in the full and timely performance of its payment obligations hereunder for any reason, Buyer’s Guarantor hereby agrees, within three (3) business days from written demand by Seller, to fulfill, or cause to be fulfilled, such obligations fully in accordance with the terms of this Agreement.]6
ARTICLE 9
Miscellaneous
     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Buyer, to:
[•]
[                                        ]
[                                        ]
[                                        ]
Attention: [                                        ]
Facsimile No.: [                                        ]
     with a copy (which shall not constitute notice) to:

[6]	Insert if a Designated Subsidiary is the Buyer.

[                                        ]
[                                        ]
[                                        ]
[                                        ]
Attention: [                                        ]
Facsimile No.: [                                        ]
     if to Seller, to:
Usiminas Europa A/S
[c/o Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
Rua Professor José Vieira de Mendonça, 3011 — Engenho Nogueira
31310-260 — Belo Horizonte MG
Brazil]
Attention: [                                        ]
Facsimile No.: [                                        ]
     with a copy (which shall not constitute notice) to:
Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 5th Floor
São Paulo — 04543-011
Brazil
Attention: Ricardo M. Gonzalez
Facsimile No.: +55 (11) 2504 4210
and
Tauil & Chequer Asociado a Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 6th Floor
São Paulo — 04543-011
Brazil
Attention: Carlos Motta
Facsimile No.: +55 (11) 2504 4211
     if to Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, to:
Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
Rua Professor José Vieira de Mendonça, 3011 — Engenho
Nogueira
31310-260 — Belo Horizonte MG

Brazil
Attention: [                                        ]
Facsimile No.: [                                        ]
     with a copy (which shall not constitute notice) to:
Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 5th Floor
São Paulo — 04543-011
Brazil
Attention: Ricardo M. Gonzalez
Facsimile No.: +55 (11) 2504 4210
and
Tauil & Chequer Asociado a Mayer Brown LLP
Avenida Juscelino Kubitschek, 1455, 6th Floor
São Paulo — 04543-011
Brazil
Attention: Carlos Motta
Facsimile No.: +55 (11) 2504 4211
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
     Section 9.02. Amendments and Waivers.
        (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     Section 9.03. Expenses. All costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby shall be borne by

Usiminas Brazil and/or Seller. Each of Usiminas Brazil and Seller agree to, promptly upon Buyer’s request, reimburse Buyer for all reasonable and documented out-of-pocket expenses incident to Buyer’s performance of or compliance with this Agreement, including, without limitation, fees and disbursements of outside counsel to Buyer (including fees of Sullivan & Cromwell LLP, Mitrani, Caballero, Rosso Alba, Francia, Ojam & Ruiz Moreno, and Elvinger, Hoss & Prussen), and any stamp, registration or other similar taxes, charges or fees.
     Section 9.04. Successors and Assigns; Transfers. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.
     Section 9.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
     Section 9.06. Jurisdiction.
        (a) Each of Buyer, Seller and Usiminas Brazil hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or United States federal court sitting in the Borough of Manhattan in the City of New York, County and State of New York, United States, over any suit, action or proceeding arising out of or relating to this Agreement. Each of Buyer, Seller and Usiminas Brazil irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that either Buyer, Seller or Usiminas Brazil has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of Buyer, Seller and Usiminas Brazil irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
        (b) Buyer hereby irrevocably appoints CT Corporation, with offices at the date hereof at 111 Eighth Avenue 13th Floor, New York, NY 10011, and each of Seller and Usiminas Brazil hereby irrevocably appoints National Corporate Research, Ltd., with offices at the date hereof at 10 East 40th Street 10th Floor, New York, NY 10016, as their respective authorized agent (each of National Corporate Research, Ltd. and CT Corporation, an “Authorized Agent”) for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of Buyer, Seller and Usiminas Brazil waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of Buyer, Seller and Usiminas Brazil represents and warrants that its respective Authorized Agent has agreed to act as its agent for service of process, and each of Buyer, Seller and Usiminas Brazil agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     Section 9.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 9.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto and their respective successors and permitted assigns.
     Section 9.09. Entire Agreement. This Agreement, the Confidentiality Agreement and the Transaction and Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
     Section 9.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 9.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any New York state or United States federal court sitting in the Borough of Manhattan in the City of New York, County and State of New York, United States, in addition to any other remedy to which they are entitled at law or in equity.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[•]
By:
Name:
Title:

Usiminas Europa A/S
By:
Name:
Title:

Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
By:
Name:
Title:

Signature Page to the Purchase Agreement

EXHIBIT A
TRANSFER INSTRUMENT
     Usiminas Europa A/S, an aktieselskaber organized and existing under the laws of Denmark, having its registered office at [                                        ], Denmark (the “Transferor”), for good and valuable consideration received by it from [•], a [•] organized and existing under the laws of [•], having its registered office at [                                        ] (the “Transferee”), does hereby transfer to the Transferee [•] ordinary shares of a par value of U.S.$1.00 per share, of Ternium S.A., a société anonyme organized under the laws of Luxembourg, registered with the Luxembourg Registre de Commerce et des Sociétés under section B number 98 668, and having its registered office 46A, Avenue John F. Kennedy, L-1855 Luxembourg (the “Shares”), standing in the Transferor’s name in the Register of Registered Shares of Ternium S.A. (the “Transfer”).
     The Transfer shall be effective between the Transferee and the Transferor as of the date of this instrument.
     The Transferor (i) undertakes to notify Ternium S.A. and BNP Securities Services, Luxembourg Branch, in its capacity as registrar of Ternium S.A., of the Transfer, (ii) authorizes BNP Securities Services, Luxembourg Branch in its capacity as registrar of Ternium S.A., to record the Transfer in the Register of Registered Shares of Ternium S.A. upon receipt of a copy hereof (including a facsimile copy), and (iii) consents that the Shares remain registered to its name on the Register of Registered Shares of Ternium S.A. until such time as BNP Securities Services, Luxembourg Branch, in its capacity as registrar of Ternium S.A., enters the Transferee’s name in the Register of Registered Shares of Ternium S.A. and records the Transfer.
     This Transfer is made by the Transferor to Transferee pursuant to the Purchase Agreement entered into on [                    ], 2011 by and among the Transferor, the Transferee and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima organized under the laws of the Federative Republic of Brazil.
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     IN WITNESS WHEREOF, the Transferor and the Transferee sign this transfer deed as of this [__] day of [_____] of 2011 in four (4) identical original counterparts, one to be kept by the Transferor, one to be kept by the Transferee, one to be delivered to Ternium S.A., and one to be delivered to BNP Securities Services, Luxembourg Branch in its capacity as registrar of Ternium S.A.

Usiminas Europa A/S, as Transferor
By:

Name:
Title:

By:

Name:
Title:

[•], as Transferee
By:

Name:
Title:

By:

Name:
Title:

ANNEX C — FORM OF DEMAND REGISTRATION
[•], 2011
Ternium S.A.
46a, Avenue John F. Kennedy — 2nd floor
L-1855 Luxembourg
Attention: Pablo D. Brizzio, CFO
Facsimile: +54 (11) 4018-2786
     Re: Notice of Demand
     Ladies and Gentlemen:
     Reference is hereby made to that certain Transaction and Registration Rights Agreement (the “Agreement”), by and among Ternium S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Company”), Techint Holdings S.àr.l., a private limited liability company (société à responsabilité limitée) continued under the laws of the Grand-Duchy of Luxembourg (formerly I.I.I. Industrial Investments Inc., a company organized under the laws of the Cayman Islands) (“Techint”), Usiminas Europa A/S, an aktieselskaber organized under the laws of Denmark (“Usiminas Sub”), and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Usiminas Parent” and, together with Usiminas Sub, “Usiminas”). Terms used but not defined in this letter shall have the meanings given them in the Agreement.
     In accordance with Section 6(a) of the Agreement, Usiminas is hereby making a Demand Registration for the registration of 285,731,726 Registrable Shares, less such number of Ordinary Shares, if any, as the Company and/or Techint shall elect to purchase or cause any Designated Subsidiary to purchase pursuant to a Purchase Election under Section 3(a) of the Agreement.

Very truly yours, Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas
By:
Name:
Title: